                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                  ----------------

                          Commission File Number 027619

                              iBIZ TECHNOLOGY CORP.
                     -----------------------------------------
             (Exact name of registrant as specified in its charter)

         Florida                                                 86-0933890
-------------------------------                              ------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)



   1919 West Lone Cactus Drive, Phoenix, Arizona                     85021
--------------------------------------------                       ---------
 (Address of principal executive offices)                          (Zip Code)

                   iBIZ TECHNOLOGY CORP. STOCK OPTION PLAN
------------------------------------------------------------------------------
                              (Full title of plan)

                Robert L. Lane                          COPIES TO:
             LANE & EHRLICH, LTD                Stephen R. Boatwright, Esq.
      4001 North Third Street, Suite 400         GAMMAGE & BURNHAM, P.L.C.
         Phoenix, Arizona 85012-2065        Two North Central Avenue, Suite 1800
-------------------------------------------        Phoenix, Arizona 85004
   (Name and address of agent for service)             (602) 256-0566

                (602) 264-4442
-----------------------------------------------
  (Telephone number, including area code, of
              agent for service)

                         CALCULATION OF REGISTRATION FEE
=====================================================================================

                                                       PROPOSED MAXIMUM
    TITLE OF                     PROPOSED MAXIMUM         AGGREGATE       AMOUNT OF
   SECURITIES      AMOUNT TO BE       OFFERING            OFFERING      REGISTRATION
TO BE REGISTERED    REGISTERED    PRICE PER SHARE(1)       PRICE(1)         FEE
=====================================================================================
Common Stock,
 no par value       3,025,000        $1.27                $3,841,750       $1,014.22
=====================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g) of the Securities Act of 1933, as amended (the "Securities Act"); based on the average ($1.27) of the bid ($1.25) and asked ($1.28) price on the NASD OTC Bulletin Board on January 24, 2000.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Information Incorporated By Reference

The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

      (a) The Registrant's Annual Report on Form 10-KSB, File Number 0-27619, filed on January 27, 2000, which contains audited financial statements for the Registrant's latest fiscal year ended October 31, 1999;

      (b) The description of the Registrant's common stock contained on Form 10-SB dated October 13, 1999, File Number 0-27619 (as amended December 1, 1999, and December 16, 1999).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.     Description of Securities

Not Applicable.

Item 5.     Interests of Named Experts and Counsel

Not Applicable.

Item 6.     Indemnification of Directors and Officers

The Registrant's Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, a director or officer of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of the Registrant's Articles of Incorporation, as amended, is to eliminate the right of the Registrant and its shareholders (through shareholders' derivative suits on behalf of the Registrant) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Registrant pursuant to any of the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7.     Exemption from Registration Claimed

Not Applicable.

Item 8.     Exhibits

            Exhibit No.   Description

            5.02(1)       Opinion of Gammage & Burnham P.L.C.

            10.05(2)      iBIZ Technology Corp.
                          Stock Option Plan

            10.06(2)      Form of  Stock Option

            23.02         The consent of Gammage & Burnham P.L.C.
                          is contained in Exhibit 5.

            23.03(1)      Consent of Moffitt & Company, P.C.

            24            Power of Attorney (contained on Page II-4)

1.  Filed herewith.

2. Incorporated by reference from iBIZ's Form 10-SB, File No. 027619, filed with the SEC on October 13, 1999.


Item 9.     Undertakings

The Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or for the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

           (iv) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    iBIZ TECHNOLOGY CORP., INC.



                                    By:  /s/Kenneth W. Schilling
                                         -----------------------
                                         Kenneth W. Schilling
                                         President, Chief Executive Officer,
                                          and Director

Dated:   January 27, 2000


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry S. Ratliff, as his or her true lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/Kenneth W. Schilling          President, Chief Executive Officer, and Director            January 27, 2000
------------------------------
Kenneth W. Schilling


/s/Terry S. Ratliff              Vice President, Comptroller, Director                       January 27, 2000
------------------------------
Terry S. Ratliff


/s/Mark H. Perkins               Vice President of Operations, Director                      January 27, 2000
------------------------------
Mark H. Perkins

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    EXHIBITS

                             ----------------------

                       REGISTRATION STATEMENT ON FORM S-8

                              iBIZ TECHNOLOGY CORP.

                                INDEX TO EXHIBITS

EXHIBIT NO.         DESCRIPTION
   5.02(1)          Opinion of Gammage & Burnham P.L.C.

   10.06(2)         iBIZ Technology Corp. Stock Option Plan

   10.06(2)         Form of Stock Option

   23.02            The consent of Gammage & Burnham is
                    contained in its Opinion filed as
                    Exhibit 5 hereto

   23.03(1)         Consent of Moffitt & Company, P.C.

   24.01            Power of Attorney (contained on II-4)

1.  Filed herewith

2. Incorporated by reference from iBIZ's Form 10-SB, File No. 027619, filed with the SEC on October 13, 1999.